Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Contact:

Lawrence Delaney, Jr.

Investor Relations Counsel

(714) 734-5142

NCI Reports Third Quarter 2013 Financial and Operating Results

•	Revenue at high end of guidance; diluted earnings per share (EPS) exceeds guidance

•	Raises full-year revenue and EPS outlook

•	Records third quarter gross bookings of $86 million, 1.1 times revenue

RESTON, VA, October 29, 2013 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the third quarter ended September 30, 2013.

Third quarter 2013 revenue was at the high end of management’s guidance range issued last quarter. Diluted EPS exceeded the high end of guidance by $0.04.

Third Quarter 2013 Results

For the three months ended September 30, 2013, total revenue decreased by 11.9%, or $10.5 million, to $77.9 million, compared with the same period a year ago. The decrease was due to $3.1 million of lower revenue attributable to services provided under NCI’s PEO Soldier contract as well as $7.4 million of reductions in scope of work, including the impact of sequestration and the expiration of certain task orders and contracts, partially offset by revenue from new awards and growth on existing programs. During the third quarter of 2013, NCI’s PEO Soldier program accounted for 14% of revenue compared with 16% of revenue for the same period in 2012.

General and administrative expenses decreased 6.9%, or $0.4 million, for the three months ended September 30, 2013 compared with the same period a year ago. The decrease was primarily due to lower compensation expense as a result of reduced headcount, partially offset by continued investment in business development initiatives.

GAAP operating income for the third quarter of 2013 was $3.5 million compared with a GAAP operating loss for the third quarter of 2012 of $91.7 million. GAAP operating income for the third quarter of 2013 included a $0.9 million gain from the resolution of a purchase contingency related to the AdvanceMed acquisition in April 2011. GAAP operating loss for the third quarter of 2012 included costs resulting from a goodwill impairment charge of $92.8 million and a cash tender offer of approximately $2.3 million for certain out-of-the-money stock options held by current and former NCI employees. Excluding the effects of these items, NCI reported adjusted operating income of $2.6 million for the third quarter of 2013 and $3.4 million for the third quarter of 2012(1). Adjusted operating margin for the third quarter of 2013 was 3.3% for the third quarter of 2013 and 3.8% for the third quarter of 2012. Adjusted operating income and margin for the third quarter of 2013 decreased due to lower revenue and the reduced absorption of indirect costs on the lower revenue base, respectively.

GAAP net income for the third quarter of 2013 was $2.0 million compared with a GAAP net loss for the third quarter of 2012 of $55.2 million. Excluding the impact of the purchase contingency gain, adjusted net income for the third quarter of 2013 was $1.4 million. Excluding the impact of the impairment charge and stock option tender offer, adjusted net income for the third quarter of 2012 was $1.8 million. The decrease in adjusted net income year over year is attributable to the factors affecting operating income, partially offset by lower interest expense.

GAAP diluted EPS for the third quarter of 2013 was $0.15. Excluding the effect of the purchase contingency gain, adjusted diluted EPS for the third quarter of 2013 was $0.11. Excluding the impairment charge and costs associated with the stock option tender offer, adjusted diluted EPS for the third quarter of 2012 was $0.14.

Day sales outstanding (DSO) was 66 days as of September 30, 2013, down from 69 days as of June 30, 2013.

NCI reported total backlog at September 30, 2013, of $555 million, of which $163 million was funded. This compared with total backlog at June 30, 2013, of $570 million, of which $142 million was funded. Net bookings for the third quarter of 2013 were $63 million, equating to 0.8 times revenue.

Nine-Month Fiscal Year 2013 Results

For the nine months ended September 30, 2013, total revenue decreased by 9.4%, or $26.3 million, to $252.4 million over the same period a year ago. The decrease was due to $12.8 million of lower revenue attributable to services provided under NCI’s PEO Soldier contract as well as $13.5 million of reductions in scope of work, including the impact of sequestration and the expiration of certain task orders and contracts, partially offset by revenue from new awards and growth on existing programs.

General and administrative expenses decreased by 8.1%, or $1.6 million, for the nine months ended September 30, 2013, compared with the same period a year ago. The decrease was primarily due to lower compensation expense from reduced headcount and lower stock compensation costs, among other factors.

GAAP operating income for the nine months ended September 30, 2013 was $10.4 million compared with a GAAP operating loss for the nine months ended September 30, 2012 of $85.8 million. GAAP operating income for the nine months ended September 30, 2013, included a $0.9 million gain from the resolution of a purchase contingency related to the AdvanceMed acquisition in April 2011. Excluding the effect of this item, NCI reported adjusted operating income of $9.5 million, or 3.8% of revenue, for the nine months ended September 30, 2013. GAAP operating loss for the nine months ended September 30, 2012, included costs resulting from a goodwill impairment charge of $92.8 million and a cash tender offer of approximately $2.3 million for certain out-of-the-money stock options held by current and former NCI employees. Excluding the effects of these items, NCI reported adjusted operating income of $9.4 million, or 3.4% of revenue, for the nine months ended September 30, 2012. Adjusted operating income for the nine months ended September 30, 2013, increased due to improved contract performance as well as reduced general and administrative expenses and lower depreciation and amortization expenses. Adjusted operating margin for the nine months ended September 30, 2013, increased due to improved contract performance, partially offset by reduced absorption of indirect costs on a lower revenue base.

GAAP net income for the nine months ended September 30, 2013 was $5.7 million, or $0.45 per diluted share. Excluding the purchase contingency gain, adjusted net income for the nine months ended September 30, 2013, was $5.2 million, or $0.41 per diluted share. Excluding the impairment charge and costs associated with the stock option tender offer, adjusted net income for the nine months ended September 30, 2012 was $4.9 million, or $0.36 per diluted share. The increase in adjusted net income year over year is attributable to the factors affecting operating income and lower interest expense.

Net cash provided by operating activities was $7.8 million for the third quarter and $16.0 million for the nine months ended September 30, 2013.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for its fourth quarter of 2013 and updating previously issued guidance for fiscal year 2013. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Fourth Quarter Fiscal Year 2013 Ending December 31, 2013	Fiscal Year Ending December 31, 2013
Revenue	$67 million–$73 million	$319 million–$325 million
Diluted EPS	$0.09–$0.11	$0.54–$0.56
Diluted shares outstanding	12.8 million	12.8 million

“We continue to see pockets of real opportunity in the chaos that currently defines federal procurement,” said Charles K. Narang, NCI’s Chairman and CEO. “We are executing on our operational plans and aligning our business development efforts to meaningful, near-term programs with actual revenue streams.”

“We’re pleased with the new awards and plus-ups to contract values in the third quarter. The strategic reorganization of our business development capabilities is beginning to yield results,” said NCI’s President, Brian J. Clark. “We continue to focus on the areas we can control, such as cost containment and resource allocation, while setting our sights on bidding and winning the new business awards that will show that NCI has truly turned the corner.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EDT to discuss fiscal third quarter results and guidance for the fourth quarter and full fiscal year 2013.

Analysts and institutional investors may listen to the conference call by dialing (888) 395-3227 (United States/Canada) or (719) 325-2354 (international) with pass code 5523693. The conference call will be simultaneously provided as a webcast through a link on the NCI website.

A replay of the conference call will be available approximately two hours after the conclusion of the call through November 12, 2013, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 5523693.

About NCI, Inc.

NCI is a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies. Our award-winning expertise encompasses areas critical to our customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management, acquisition, and lifecycle support; engineering and logistics; health IT and informatics; and training and simulation. Headquartered in Reston, VA, NCI has approximately 2,000 employees at nearly 100 locations worldwide. For more information, visit our website at www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 fiscal year), other delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011, risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Financial tables follow

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenue	$77,918	$88,467	$252,430	$278,729
Operating expenses:
Cost of revenue	67,832	77,147	220,300	244,855
General and administrative expenses	5,819	6,251	17,809	19,377
Depreciation and amortization	1,679	1,681	4,824	5,145
Stock option tender offer	—	2,311	—	2,311
Goodwill impairment	—	92,793	—	92,793
Purchase contingency gain	(864)	—	(864)	—

Total operating expenses	74,466	180,184	242,069	364,481

Operating income (loss)	3,452	(91,717)	10,361	(85,752)
Interest expense, net	157	266	656	1,077

Income (loss) before income taxes	3,295	(91,983)	9,705	(86,829)
Provision (benefit) for income taxes	1,344	(36,788)	3,967	(34,698)

Net income (loss)	$1,951	$(55,195)	$5,738	$(52,131)

Earnings (loss) per common and common equivalent share:
Basic:
Weighted average shares outstanding	12,837	13,249	12,825	13,463
Net income (loss) per share	$0.15	$(4.17)	$0.45	$(3.87)

Diluted:
Weighted average shares outstanding	12,837	13,249	12,832	13,463
Net income (loss) per share	$0.15	$(4.17)	$0.45	$(3.87)

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	As of September 30, 2013	As of December 31, 2012
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$42	$763
Accounts receivable, net	55,889	62,293
Deferred tax assets, net	2,970	3,269
Income tax receivable	453	5,543
Prepaid expenses and other current assets	3,269	5,215

Total current assets	62,623	77,083
Property and equipment, net	9,795	12,564
Other assets	1,192	1,593
Deferred tax assets, net	43,463	43,463
Intangible assets, net	5,752	7,073

Total assets	$122,825	$141,776

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$14,418	$24,148
Accrued salaries and benefits	16,884	15,858
Deferred revenue	2,324	1,032
Other accrued expenses	5,716	7,625

Total current liabilities	39,342	48,663
Long-term debt	1,500	17,500
Other long-term liabilities	2,321	2,723

Total liabilities	43,163	68,886
Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,142 shares issued and 8,226 shares outstanding as of September 30, 2013, and 9,142 shares issued and 8,232 shares outstanding as of December 31, 2012	174	174
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of September 30, 2013 and December 31, 2012	89	89
Additional paid-in capital	70,761	69,726
Treasury stock at cost— 917 shares of Class A common stock as of September 30, 2013 and December 31, 2012	(8,331)	(8,331)
Retained earnings	16,969	11,232

Total stockholders’ equity	79,662	72,890

Total liabilities and stockholders’ equity	$122,825	$141,776

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$5,738	$(52,131)
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill impairment	—	92,793
Stock-based compensation expense related to stock option tender offer	—	2,242
Depreciation and amortization	4,824	5,149
Share-based payments	1,067	1,703
Deferred income taxes	299	(29,820)
Changes in operating assets and liabilities:
Accounts receivable, net	6,404	43,444
Prepaid expenses and other assets	7,436	(4,490)
Accounts payable	(9,730)	(17,034)
Accrued expenses	8	654

Net cash provided by operating activities	16,046	42,510

Cash flows from investing activities:
Purchases of property and equipment	(734)	(1,343)

Net cash used in investing activities	(734)	(1,343)

Cash flows from financing activities:
Repurchase of stock awards	(33)	(1,320)
APIC from cancellation of stock options	—	(3,236)
Borrowings under credit facility	62,300	103,138
Repayments of credit facility	(78,300)	(136,138)
Proceeds from exercise of stock options	—	10
Purchases of Class A common stock	—	(3,355)

Net cash used in financing activities	(16,033)	(40,901)

Net change in cash and cash equivalents	(721)	266
Cash and cash equivalents, beginning of period	763	2,818

Cash and cash equivalents, end of period	$42	$3,084

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$512	$1,048

Income taxes	$251	$2,927

NCI, INC.

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
GAAP operating income (loss)	$3,452	$(91,717)	$10,361	$(85,751)
Stock option tender offer	—	2,311	—	2,311
Goodwill impairment	—	92,793	—	92,793
Purchase contingency gain	(864)	—	(864)	—

Adjusted operating income	2,588	3,388	9,497	9,353

Adjusted operating income	2,588	3,388	9,497	9,353
Interest expense, net	157	266	656	1,077

Adjusted income before income taxes	2,431	3,122	8,841	8,276
Provision for income taxes	991	1,310	3,614	3,401

Adjusted net income	$1,439	$1,812	$5,227	$4,875

Earnings (loss) per common and common equivalent share:
GAAP basic net income (loss) per share	$0.15	$(4.17)	$0.45	$(3.87)
Per share effect of goodwill impairment	—	4.20	—	4.13
Per share effect of stock option tender offer	—	0.11	—	0.10
Per share effect of purchase contingency gain	(0.04)	—	(0.04)	—

Adjusted basic net income per share	$0.11	$0.14	$0.41	$0.36

GAAP diluted net income (loss) per share	$0.15	$(4.17)	$0.45	$(3.87)
Per share effect of goodwill impairment	—	4.20	—	4.13
Per share effect of stock option tender offer	—	0.11	—	0.10
Per share effect of purchase contingency gain	(0.04)	—	(0.04)	—

Adjusted diluted net income per share	$0.11	$0.14	$0.41	$0.36

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(1)	NCI believes removing the non-recurring one-time charges for goodwill impairment and the stock option tender offer in the third quarter of 2012 and the purchase contingency gain in the third quarter of 2013 from operating income, net income, and earnings per share (as presented) shows NCI’s financial results in a more consistent manner. NCI believes that these non-GAAP financial measures provide useful information because they allow management and investors to better assess the comparable financial results of the company absent the one-time charges and gain. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Please see the reconciliation table at the end of this release that reconciles non-GAAP net income, operating income, and earnings per share to GAAP net income, operating income, and earnings per share.